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                                                                 EXHIBIT 4(e)(1)

                             THIRD AMENDMENT TO THE
                BOOKS-A-MILLION, INC. 401(K) PROFIT SHARING PLAN


Books-A-Million, Inc. (the "Employer") having heretofore adopted the Books-A-Million, Inc. 401(k) Profit Sharing Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of February 1, 1996, pursuant to the power reserved to the Employer in Section 17.1 of the Plan, hereby further amends the Plan Agreement as set forth below.

1. Pages 13 and 14, Subsection 5.E. titled, "Qualified Matching Contributions (Plan Section 2.61)," and Subsection 5.F. titled, "Qualified Nonelective Contributions (Plan Section 2.6)," are hereby amended effective February 1, 2000, by striking said Subsections 5.E. and 5.F. in their entirety and by substituting the following new Subsections 5.E. and 5.F. in lieu thereof:

         E. Qualified Matching Contributions (Plan Section 2.61). Skip this part E if you will not make Qualified Matching Contributions.

                  (1) Qualified Matching Contributions will be made with respect to (check one):

                           [ ] (a) Elective Deferrals made by all Qualified
                                   Participants (as defined in 4.B(2))

                           [X] (b) Elective Deferrals made only by
                                   Qualified Participants (as defined in
                                   4.B(2)) who are not Highly Compensated
                                   Participants

                  (2) The amount of Qualified Matching Contributions made with respect to a Participant will be:

                           [X] (a) discretionary

                           [ ] (b) fixed (check and complete (i), (ii) or (iii))

                               [ ] (i)   ___% of Elective Deferrals

                               [ ] (ii)  ___% of Elective Deferrals that
                                         do not exceed ___% of Earnings

                               [ ] (iii) ___% of Elective Deferrals that
                                         do not exceed ___% of Earnings

         F. Qualified Nonelective Contributions (Plan Section 2.62): Skip this Part F if you will not make Qualified Nonelective Contributions.


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                  (1)      Qualified Nonelective Contributions will be made on
                           behalf of (check either (a) or (b) and either (c) or (d)):

                           [ ] (a) All Participants

                           [X] (b) Only Participants who are not Highly
                                   Compensated Employees who also, for the Plan
                                   Year for which the Qualified Nonelective
                                   Contributions are made:

                           [X] (c) Are Qualified Participants (as defined in
                                   4.C(4))

                           [ ] (d) Made Elective Deferrals

                  (2) The amount of Qualified Nonelective Contributions for a Plan Year will be (check one):

                           [ ] (a) ____% (not over 15%) of the Earnings of
                                   participants on whose behalf Qualified
                                   Nonelective Contributions are made

                           [X] (b) An amount determined by the Employer from
                                   year to year, to be shared in proportion to their earnings by Participants on whose behalf Qualified Nonelective Contributions are made

2. Notwithstanding the foregoing, for purposes of compliance with any Voluntary Compliance Resolution program only, Qualified Nonelective and Qualified Matching Contributions shall be allocated in accordance with the approved Compliance Statement under the one-for-one method.

3. In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS, WHEREOF, the Employer has caused the Third Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed this 4th day of April, 2000.

Books-A-Million, Inc.

By: /s/ Sandra B. Cochran
    ----------------------
Title:   President
Date:    April 4, 2000